FIRST ADDENDUM TO AGREEMENT


     THIS FIRST ADDENDUM TO AGREEMENT, made and entered into this   23rd
day of December, 1996, by and between KENTUCKY ELECTRIC STEEL, INC.
( KES ) and MORGAN POMINI COMPANY ( MPC ).

                             W I T N E S S E T H :

     WHEREAS, on the 14th day of March, 1994, KES and MPC entered into that certain Agreement (the Agreement ; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement), to modify KES s Manufacturing Facility to achieve KES s Requirements; and

     WHEREAS, KES and MPC have agreed to amend the Agreement to relieve MPC of MPC s obligation to achieve KES s Requirements for narrow products of less than .291" in thickness ; and

     WHEREAS, KES has requested: (i) the extension of that certain Guaranty Agreement of Morgan Construction Company, Inc. and Pomini S.p.A. from December 31, 1996 through December 31, 1999; and (ii) the assumption by Morgan Construction Company of the service obligations set forth in
Article 8.5 of the Agreement; and

     WHEREAS, the parties desire to amend and supplement the Agreement in furtherance of the above;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between KES and MPC as follows:

     1. The Preamble provisions set forth above are made a part of this Addendum.


     2. KES s Requirements are hereby amended by amending and restating the third paragraph of the Preamble in the Agreement as follows:

          WHEREAS, KES has sought proposals to modify and improve the rolling and finishing end of KES's Manufacturing Facility to meet KES's requirement that upon completion of said modifications and improvements, KES's Manufacturing Facility will be capable of producing prime bar flats and squares, with square and round edges in widths 2" through 12" and in thicknesses .236" through 3" in grades described in Exhibit 1 and pass schedules for new sizes described in Exhibit 2 at production rates of greater of
     (i) one hundred (100) tons per hour for sizes above 0.660.73 square inches in cross sectional area, or (ii) the cycle times and capacity in MPC's proposal--"Quotation for Finishing End Modernization Contract Scope Document, No. MPC93-424-001" dated January 18, 1994, and such that a 5160 grade material .236" in thickness and 2" in width will be delivered to the first notch of the cooling bed above the transitional temperature with sufficient temperature that the bar will remain above the transitional temperature until the following bar packs (the aforementioned size ranges in the grades and pass schedules described together with the aforementioned production rates and transitional temperature requirements are sometimes referred to herein collectively as "KES's Requirements"); and

     3. As reflected in the approved Change Orders, the Contract Sum shall be Six Million Nine Hundred Eighty-Three Thousand Two Hundred Thirty-Three and 89/100 (US $6,983,233.89) -- $7,307,050.00 - $323,816.11 =
$6,983,233.89. MPC shall reimburse KES or the Contract Sum shall be further reduced to reimburse KES for: (i) the cost of replacing welded strips on the cooling bed chill sections ( Chill Sections ) (see also, Change Order No. 0596-018B); and (ii) repairing existing Chill Sections as may be required until all the Chill Sections are supplied by MPC as required by paragraph 4 below.

     4. Pursuant to Section 8.3 of the Agreement, at no cost to KES (except for removal and installation of the Chill Sections), MPC shall design modifications to and deliver replacements for the Chill Sections to eliminate the breakage that is occurring on the first notch of the Chill
Sections.   If MPC s new design requires a change in the cooling beds or the cooling beds drop wall, such changes shall be at MPC s cost and expense. On or before January 15, 1997, MPC shall submit to KES MPC s design of the modifications to the Chill Sections which shall be a seven
(7) notch Chill Section of approximately the same dimensions or other design acceptable to KES. Said replacements shall be scheduled for delivery in up to three (3) increments so as to afford MPC and KES an opportunity during the subsequent rolling cycle to evaluate the performance of the first increment of the replaced Chill Sections prior to delivery of additional Chill Sections. Within nine (9) months from the execution of this Addendum, MPC agrees to deliver replacements of the first increment
which shall consist of at least forty (40) Chill Sections.   Should MPC be
unable to complete delivery of the first increment of Chill Sections within nine (9) months as required herein due to any failure of a foundry to timely fabricate the Chill Sections, MPC shall promptly provide notice to KES. All the Chill Sections shall be delivered within twenty-four (24) months from the execution of this Addendum. Any review by KES of MPC s design of modifications to the Chill Sections shall not be deemed a waiver of KES s rights, and shall not relieve MPC of its obligations, with respect to the replacement Chill Sections. If the new Chill Sections alter KES s products in such a manner as the Project will not continue to achieve KES s Requirements, MPC will correct the problem to achieve KES s Requirements by further modification and/or the supply of replacement castings to the Chill
Sections.   As soon as practicable (on a down-day basis), KES shall be responsible for the removal and installation of the Chill Sections and replacements to the Chill Sections, through its own forces or by contract with others. All Chill Sections removed shall remain the property of KES.

     5. The Warranty Period for all the Chill Sections shall be extended one (1) year from the date on which the final delivery of the replacement Chill Sections is made. Any breakage of castings under normal operating conditions and without misuse, abuse or alteration, will be deemed to be a defect in material and workmanship.

     6. The modified two piece drop table and clevis designed to air cushion the roll during shearing and correct the east end roll breakage at the shear entry will be installed at no cost to KES by March 10, 1997. KES will provide a PLC programmer for any control changes required for operation of the table, hold down roll and roll line sequencing as directed by MPC providing that those changes will not slow down production.

     7. The pins and bearings for the stacker that have been delivered to KES will be installed by MPC at no cost to KES by March 10, 1997.

     8. The Equipment for the modifications to the top and bottom shear knife locking wedges and brass liners will be installed at no cost to KES. This installation will be completed by March 10, 1997, subject to KES making the Equipment available to MPC for two (2) outages (not to exceed three (3) days for the bottom wedges and four (4) days for the top wedges), and KES agrees to make the Equipment available for such outages as soon as practicable. If on or before March 10, 1997, the bottom wedges have been installed so as to allow the blades to be changed without having to cut a bar or bump the blade and KES has not made the equipment available for installation of the top wedges, KES shall not withhold the retention of Three Hundred Twenty-Five Thousand Nine Hundred Eighty Dollars (US $325,980.00) under paragraph 14 by reason of the work required under this
paragraph 8.   The Warranty Period shall be extended three (3) years from the Effective Date hereof for the Equipment described in the Agreement as Group 4.00 - Cold Shear and Equipment. In addition to the warranty provided by Article 8, MPC warrants that under normal operating conditions and with proper maintenance, care, and lubrication, the shear s brass ways will not need to be replaced within the extended Warranty Period and that the modifications will allow the blades to be changed without having to cut a bar or bump the blade. MPC further warrants that, under normal operating conditions and with proper maintenance, care, and lubrication, at the end of the extended Warranty Period, there will be no wear on the casting surface that interfaces with the wedges.

     9. The twelve (12) month Warranty Period for Groups 1 and 3 under the Agreement -- the Vertical Stand and Cooling Bed (excluding the Chill Sections described in paragraph 4 above) shall be deemed to have commenced on November 28, 1995, and has expired.

     10. The twelve (12) month Warranty Period for Group 2 under the Agreement -- the Replacement Run-In Table shall be deemed to have commenced on April 1, 1995, and has expired.

     11. The twelve (12) month Warranty Period for Group 7 under the Agreement -- the Banding Machine shall be deemed to have commenced on August 1, 1995, and has expired.

     12. The twelve (12) month Warranty Period for Group 6 under the Agreement -- the Flat Stacker System shall be deemed to have commenced on September 26, 1996, but the sprockets, chains, forks, and other wear parts are excluded from the warranty.
     13.  The twelve (12) month Warranty Period for Group 5:00--Shear
Gauge Beam with Two Traveling Heads and Back Sear Table with Reject System shall be deemed to expire when the modifications required by paragraph 8 will allow the blades to be changed without having to cut a bar or bump the blade.

     14.  KES shall withhold payment of the lesser of Five Hundred
Thousand Dollars (US $500,000.00) or the delivered F.O.B. cost of the replacement Chill Sections, until the Work required by paragraph 4 is completed. Within ten (10) days after MPC presents to KES the amount of its committed reasonable costs for the replacement Chill Sections, along with reasonably estimated delivery and transportation charges, KES shall release to MPC (a) the amount by which the withheld payment of Five Hundred Thousand Dollars (US $500,000.00) exceeds the amount of such costs and charges, and (b) a prorata amount of the remaining withheld payment attributable to the first increment of Chill Sections. KES shall withhold payment of Three Hundred Twenty-Five Thousand Nine Hundred Eighty Dollars (US $325,980.00) until the Work required by paragraphs 6 and 8 is completed. [$846,000 (Group 4.00) + $783,900 (Group 5.00) = $1,629,900 x
20% = $325,980]. Within ten (10) days after MPC completes the Work required by paragraphs 6 and 8, KES shall release to MPC the withheld payment of Three Hundred Twenty Five Thousand Nine Hundred Eighty Dollars (US $325,980.00). On the Effective Date of this Addendum, KES shall pay to MPC the sum of Three Hundred Eleven Thousand Six Hundred Thirteen Dollars and 90/100 (US $311,613.90) representing the balance of the Contract Sum as set forth in paragraph 3 of this Addendum, less the amounts to be withheld pursuant to this paragraph 14 of this Addendum.

     15. The obligations of MPC set forth in Article 8.5 of the Agreement shall be assumed by the Morgan Construction Company, Inc. by execution and delivery of the Assumption Agreement attached hereto as Exhibit A.

     16. The term of the April 4, 1995 Guaranty of the Agreement by Morgan Construction Company, Inc. and Pomini S.p.A. shall be extended through December 31, 1999 by execution and delivery of the First Amendment to Guaranty Agreement attached hereto as Exhibit B, subject to the terms thereof.

     17. The effective date ( Effective Date ) of this Addendum shall be the date on which this Addendum, the Assumption Agreement, and First Amendment to Guaranty Agreement are properly executed and delivered to KES. KES shall have the option of declaring this Addendum null and void if the Assumption Agreement and First Amendment to Guaranty Agreement are not executed and delivered to KES prior to December 27, 1996.

     18. Except as set forth in paragraph 2 above, KES s Requirements are not modified by this Addendum and all provisions of the Agreement as amended or supplemented by this Addendum shall remain in full force and
effect.   Article 16.9 shall apply during the Warranty Period as extended herein in the event that MPC fails to perform in accordance with the terms of this Addendum, but the amount of any requested letter of credit shall not exceed Two Million Dollars (US $2,000,000.00), less amounts, if any, then withheld by KES.

     IN WITNESS WHEREOF, the parties have hereunto executed this First
Addendum to Agreement in Boyd County, Kentucky, this   23rd   day of
December, 1996.

                         KENTUCKY ELECTRIC STEEL, INC.

                         By:     /s/ Charles C. Hanebuth
                         Its:   President



                         MORGAN  POMINI COMPANY

                         By:     /s/  R. L. Brannaman
                         Its:   President

                                                        EXHIBIT A

                             ASSUMPTION AGREEMENT

     THIS AGREEMENT, by and between KENTUCKY ELECTRIC STEEL, INC. ( KES ), MORGAN POMINI COMPANY ( MPC ) and MORGAN CONSTRUCTION COMPANY ( Morgan ).

                             W I T N E S S E T H :
     WHEREAS, MPC has entered into an Agreement to modify KES s facility in Boyd County, Kentucky (the Contract ) dated as of March 14, 1994; and

     WHEREAS, Morgan is a stockholder in MPC; and

     WHEREAS, Morgan desires for KES to enter into that certain First Addendum to the Contract; and

     WHEREAS, KES would not enter into the First Addendum unless Morgan assumed the service obligations of MPC set forth Article 8.5 of the Contract; and

     WHEREAS, Morgan is willing to assume the service obligations set forth in Article 8.5 of the Contract;

     NOW, THEREFORE, in consideration thereof, the parties agree as follows:

     1.   Morgan hereby assumes the obligations of MPC arising from
Article 8.5 of the Contract.


     2. MPC and Morgan shall not destroy or dispose of any equipment or parts patterns developed for the Project (as this term is defined in the Contract) without providing KES with notice and the opportunity of securing such patterns upon payment by KES of reasonable handling and transportation charges.


     3. The service obligations assumed by Morgan hereunder shall be deemed personal and may not be further assigned except with the express written consent of KES.


     IN WITNESS WHEREOF, the parties have executed this Assumption
Agreement in Boyd County, Kentucky this     23rd    day of December, 1996.

                         KENTUCKY ELECTRIC STEEL, INC.

                       By:      /s/  Charles C. Hanebuth  12/28/96

                       Its:     President


                         MORGAN  POMINI COMPANY


                       By:        /s/  R. L. Brannaman

                       Its:      President



                         MORGAN CONSTRUCTION COMPANY


                       By:       /s/  Philip R. Morgan

                       Its:     President


PAGE

                                                                       EXHIBIT B


                     FIRST AMENDMENT TO GUARANTY AGREEMENT


     THIS FIRST AMENDMENT TO GUARANTY AGREEMENT, made as of and effective
the    23rd   day of December, 1996,  by and between MORGAN CONSTRUCTION
COMPANY ( Morgan ), a Massachusetts corporation, having its principal place of business in Worcester, Massachusetts, and by POMINI S.p.A. ("Pomini"), an Italian corporation, having its principal place of business in Castellanza, Italy (each of Morgan and Pomini a "Guarantor" and collectively, the "Guarantors") to and for the benefit of KENTUCKY ELECTRIC STEEL, INC. ("KES"), a Delaware corporation, having its principal place of business in Ashland, Kentucky.

                              W I T N E S S E T H:
     WHEREAS, Morgan-Pomini Company, a Pennsylvania corporation (the "Company") has entered into an agreement to modify a facility in Boyd County, Kentucky (the "Contract") with KES dated March 14, 1994; and

     WHEREAS, the Guarantors entered into that certain Guaranty Agreement made as of April 4, 1995, but effective as of March 14, 1994 ( Guaranty Agreement ) to guarantee the performance of the Company under the Contract; and

     WHEREAS, the Company desires for KES to enter into that certain First Addendum (the First Addendum ) to the Contract; and

     WHEREAS, KES will not enter into the First Addendum unless the Guarantors agree to extend the termination date of the Guaranty Agreement from December 31, 1996, to and including December 31, 1999; and

     WHEREAS, the Guarantors are willing to extend the termination date of the Guaranty Agreement as aforestated;

     NOW, THEREFORE, as an inducement to KES to enter into the First Addendum to the Contract, Guarantors and KES agree as follows:

     1. Paragraph 1 of the Guaranty Agreement is hereby amended as follows:


      The Guarantors hereby guarantee performance of all of the obligations of the Company under the Contract, as amended and supplemented by the First Addendum and all change orders in accordance with the terms and conditions therein. In the event of breach of any such obligations of the Company or default in performance, the Guarantors shall undertake performance of the obligations of the Company to KES at such time and in such manner as specified in the Contract, as amended and supplemented by the First Addendum and all change orders. Notwithstanding the foregoing, the maximum aggregate amount which Morgan will be obligated to expend or be liable for pursuant to this Guaranty shall in no event exceed 58 percent of the Contract Price or $4,118,000.00 $1,160,000.00 and the maximum aggregate amount which Pomini will be obligated to expend or be liable for pursuant to this Guaranty shall in no event exceed 42 percent of the Contract Priceor $2,982,000.00 $840,000.00. The Guarantors further agree that this is a continuing guarantee and shall not terminate until December 31, 1996 December 31, 1999.

     2. The Guaranty Agreement, as amended and supplemented hereby, remains in full force and effect and subject to its terms and conditions.


     3. This First Amendment to Guaranty agreement may be executed in counterparts, each of which shall constitute an original, but such counterparts when taken together shall constitute but one agreement.


     IN WITNESS WHEREOF, the parties have executed this instrument on the day and date first above written by and through their duly authorized officers.

                              MORGAN CONSTRUCTION COMPANY


                             By:         /s/  Philip R. Morgan
                             Its:      President



                              POMINI S.p.A.


                             By:       /s/  Ben Cattaneo
                                   Division Director
                             Its:   Rolling Mill Division
                                    December 23, 1996


                              KENTUCKY ELECTRIC STEEL, INC.

                             By:     /s/  Charles C. Hanebuth
                             Its:      President